UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2020

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2020 (the “Effective Date”), Simplicity Esports and Gaming Company (the “Company”) issued a 10% Fixed Convertible Promissory Note (the “Harbor Gates Note”), with a maturity date of October 29, 2020 (the “Maturity Date”), in the principal sum of $152,000 in favor of Harbor Gates Capital, LLC (“Harbor Gates”). Pursuant to the terms of the Harbor Gates Note, the Company agreed to pay to Harbor Gates $152,500 (the “Principal Sum”) and to pay “guaranteed” interest on the principal balance at an amount equivalent to 10% of the Principal Sum, to the extent such Principal Sum and “guaranteed” interest and any other interest, fees, liquidated damages and/or items due to Harbor Gates have not been repaid or converted into Company common stock in accordance with the terms of the Harbor Gates Note. The Harbor Gates Note carries an original issue discount (“OID”) of $2,500. Accordingly, on the Effective Date, Harbor Gates delivered $150,000 to the Company in exchange for the Harbor Gates Note.

In addition to the “guaranteed” interest, and upon the occurrence of an Event of Default (as hereinafter defined), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 20% per annum or the highest rate permitted by law.

The Company may prepay the Harbor Gates Note according to the following schedule:

Days Since Effective Date	Payment Amount
Under 30	115% of Principal Amount (as hereinafter defined) so paid
31-60	120% of Principal Amount so paid
61-90	125% of Principal Amount so paid
91-180	135% of Principal Amount so paid

135% of the remaining unpaid and unconverted Principal Amount, plus all accrued and unpaid interest will be due and payable on the Maturity Date. “Principal Amount” refers to the sum of (i) the original principal amount of the Harbor Gates Note (including the OID, prorated if the Harbor Gates Note has not been funded in full); (ii) all guaranteed and other accrued but unpaid interest under the Harbor Gates Note; (iii) any fees due under the Harbor Gates Notes; (iv) liquidated damages; and (v) any default payments owing under the Harbor Gates Note, in each case previously paid or added to the Principal Amount.

Pursuant to the terms of the Harbor Gates Note, the Company agreed to issue Harbor Gates shares of Company common stock in two tranches as follows:

(i)	10,000 shares of common stock within three trading days of the Effective Date; and
(ii)	In the event the average of the three volume weighted average prices for the Company’s common stock during the three consecutive trading days immediately preceding the date which is the 180th day following the Effective Date is less than $1.00 per share, then Harbor Gates will be entitled, and the Company will issue to Harbor Gates additional shares of common stock as set forth in the Harbor Gates Note.

Pursuant to the terms of the Harbor Gates Note, an “Event of Default” is (i) a default in payment of any amount due under the Harbor Gates Note; (ii) a default in the timely issuance of underlying shares upon and in accordance with the terms of the Harbor Gates Note, which default continues for two trading days after the Company has failed to issue shares or deliver stock certificates within the third trading day following the conversion date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K, in each case in accordance with the provisions and the deadlines referenced in the Harbor Gates Note; (iv) failure by the Company for five days after notice has been received by the Company to comply with any material provision of the Harbor Gates Note; (iv) any representation or warranty of the Company in the Harbor Gates Note that is found to have been incorrect in any material respect when made; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event (as defined in the Harbor Gates Note); (ix) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile; (xi) any failure of the Company to provide Harbor Gates with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc., within three trading days of request by Harbor Gates; (xii) failure by the Company to maintain the Required Reserve (as defined in the Harbor Gates Note) in accordance with the terms of the Harbor Gates Note; (xiii) failure of Company’s common stock to maintain a closing bid price in its principal market for more than three consecutive trading days; (xiv) any delisting from a principal market for any reason; (xv) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xvi) failure by Company to notify Harbor Gates of a change in transfer agent within three trading days of such change; (xvii) any trading suspension imposed by the SEC under Sections 12(j) or 12(k) of the 1934 Act; (xviii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to Harbor Gates or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xix) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform Harbor Gates of a change in the Use of Proceeds.

If an Event of Default occurs, the outstanding Principal Amount of the Harbor Gates Note owing in respect thereof through the date of acceleration, shall become, at Harbor Gates’ election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 35% of the outstanding Principal Amount of the Harbor Gates Note will be automatically added to the Principal Sum of the Harbor Gates Note and tack back to the Effective Date for purposes of Rule 144 promulgated under the 1934 Act. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Harbor Gates Note, the Harbor Gates Note will accrue additional interest, in addition to the Harbor Gates Note’s “guaranteed” interest, at a rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law.

If the Harbor Gates Note is not retired on or before the Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained in the Harbor Gates Note, Harbor Gates has the right, at Harbor Gates’ sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under the Harbor Gates Note into shares of the Company’s common stock at the Variable Conversion Price. The “Variable Conversion Price” will be equal to the lower of: (a) $1.00, or (b) 70% of the lowest volume weighted average price of the Company’s common stock during the 15 consecutive trading days prior to the date on Harbor Gates elects to convert all or part of the Harbor Gates Note. The Company intends to prepay the Harbor Gates Note in accordance with its terms so that no amount under the Harbor Gates Note is converted into shares of the Company’s common stock.

The foregoing description of the Harbor Gates Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Harbor Gates Note, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2020, Suhel Kanuga notified management of Simplicity Esports and Gaming Company (the “Company”) that he does not intend to stand for re-election as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2020 Annual Meeting of Stockholders to be held on June 23, 2020. Mr. Kanuga was one of the founders of I-AM Capital Acquisition Company, the blank check company that eventually became Simplicity Esports and Gaming Company after the acquisition of Simplicity Esports, LLC. Mr. Kanuga’s decision was not the result of a disagreement with the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Kanuga intends to continue to serve as a director of the Company until the date of the Company’s 2020 Annual Meeting of Stockholders.

Following Mr. Kanuga’s departure, there will be two Board vacancies. The Board is conducting a search for replacement directors to fill the vacancies. Once suitable replacements are found, they will serve as Class II directors until the 2022 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	10% Fixed Convertible Promissory Note dated April 29, 2020 issued by the registrant in favor of Harbor Gates Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: May 5, 2020	By:	/s/ Jed Kaplan
Jed Kaplan
Chief Executive Officer and interim Chief Financial Officer